Exhibit 10.4

Execution Version

FIFTH AMENDMENT TO LOAN AGREEMENT AND SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT AND SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of December 29, 2023, among Silverview Credit Partners LP, a Delaware limited partnership (“Agent”), the Lenders party hereto (the “Lenders”), Pinstripes, Inc., a Delaware corporation (the “Borrower”), and the other Guarantors party hereto.

WHEREAS, reference is hereby made to (i) that certain Loan Agreement, dated as of March 7, 2023 (as amended, supplemented, amended and restated or otherwise modified from time to time and immediately prior to the Amendment Effective Date (as defined below), the “Existing Loan Agreement” and, as amended by this Amendment, the “Loan Agreement”; capitalized terms used but not defined herein having the meanings provided for in the Loan Agreement), by and among the Borrower, the Lenders party thereto and the Agent and (ii) the Pledge and Security Agreement, dated as of March 7, 2023 (amended, supplemented, amended and restated or otherwise modified from time to time and immediately prior to the Amendment Effective Date, the “Security Agreement”), by and among the Borrower, the other grantors party thereto and the Agent;

WHEREAS, effective as of the date hereof, pursuant to, and subject to the terms and conditions set forth in, the Business Combination Agreement, dated as of June 22, 2203 (as amended and restated on September 26, 2023 and November 22, 2023, the “Merger Agreement”), among Pinstripes Holdings, Inc., a Delaware corporation (“Holdings”), the Borrower and Panther Merger Sub Inc., a Delaware corporation (“Merger Sub”), the Borrower intends to merge with and into the Merger Sub, with the Borrower as the surviving entity and a wholly-owned subsidiary of Holdings (the “Merger”); and

WHEREAS, the Borrower has requested, and Agent and the Lenders have agreed to make, certain amendments to the Existing Loan Agreement and the Security Agreement, in each case subject to the terms and conditions hereof.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.            Amendments to Existing Loan Agreement. Effective as of the Amendment Effective Date (as defined below), the Existing Loan Agreement is hereby amended pursuant to this Amendment to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Exhibit A to this Amendment.

2.            Amendments to Security Agreement. Effective as of the Amendment Effective Date, the Security Agreement is hereby amended as follows:

a.            The definition of “Excluded Collateral” is hereby amended and restated in its entirety to read as follows:

““Excluded Collateral” means (a) any Grantor’s rights or interests in or under, any lease, license, contract or agreement to which such Grantor is a party to the extent, but only to the extent that such a grant would, under the terms of such lease, license, contract or agreement constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any bankruptcy or insolvency laws) or principles of equity), provided, that (x) immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect and (y) to the extent that any such lease, license, contract or agreement would otherwise constitute Collateral (but for the provisions of this paragraph), all proceeds resulting from the sale or disposition by any Grantor of any rights of such Grantor under such lease, license, contract or agreement shall constitute Collateral; (b) any Excluded Account; (c) any application for registration for a Trademark filed with the United States Patent and Trademark Office on an intent-to-use basis until such time (if any) as a statement of use or amendment to allege use is filed, at which time such Trademark shall automatically become part of the Collateral and subject to the security interest pledged; (d) the “Collateral” (as defined in that certain FF&E Security Agreement, dated as of August 18, 2014 (as amended by that certain Second Amendment to Note and Security Agreements, dated on or about May 31, 2021), by and between the Borrower and AH-River East LLC, an Illinois limited liability company, as in effect on the date hereof, which security agreement was entered into in connection with that certain Retail Space Lease, dated as of November 22, 2013 (as amended after the date thereof), by and between the Borrower and AH-River East LLC, an Illinois limited liability company) (the “AH-River East Agreements”); provided, that immediately upon the ineffectiveness, lapse or termination of the AH-River East Agreements, Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and (e) the Granite Priority Collateral until the date that the Granite Debt is paid in in full in cash or immediately available funds and all commitments, if any, to extend credit to the Borrower are terminated or have expired; provided that Excluded Collateral shall not include any proceeds, substitutions or replacements of any Excluded Collateral (unless such proceeds, substitutions or replacements would otherwise independently constitute Excluded Collateral).”

b.            Article II of the Security Agreement is amended by (i) replacing the “.” at the end of clause (xvii) and with “;” and (ii) inserting the following sentence at the end of such Article:

“provided, that, notwithstanding the foregoing, “Collateral” with respect to Holdings, shall be limited to (i) the Equity Interests of the Borrower held by Holdings and the certificates representing such Equity Interest and any interest of Holdings in the entries on the books of the Borrower or any financial intermediary pertaining to the Equity Interests and (ii) all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.”

3.            Representations and Warranties. Each Obligor hereby represents and warrants to Agent and the Lenders as follows:

a.            the execution and delivery of this Amendment, and the performance by each Obligor of this Amendment and the Loan Agreement has been duly authorized by all necessary actions of such Obligor, and do not and will not violate any provision of law, or any writ, order or decree of any court or Governmental Authority or agency, or any provision of the Organizational Documents of such Obligor, and do not and will not result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Obligor pursuant to, any law, regulation, instrument or agreement to which any such Obligor is a party or by which any such Person or its respective properties may be subject or bound;

b.            each of this Amendment and the Loan Agreement is the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally;

c.            this Amendment has been duly executed and delivered by each Obligor; and

d.            immediately before and after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing or would result from the consummation of the transactions contemplated hereby.

4.            Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following (or waiver by the Agent in its sole discretion), as determined by the Agent in its reasonable discretion (the date of such effectiveness, the “Amendment Effective Date”):

a.            Agent shall have received the following:

i.            counterparts of this Amendment executed and delivered by the Borrower, the Guarantors party hereto and the Lenders;

ii.            counterparts to the Intercreditor Agreement executed and delivered by the Oaktree Agent and the Obligors party thereto;

iii.            counterparts to the Intercreditor Agreement executed and delivered by the Oaktree Agent, the Granite Agent and the Obligors party thereto;

iv.            a counterpart to the Warrant to Purchase Common Stock executed and delivered by the Borrower;

v.            counterparts to the Purchase Option Agreement executed and delivered by the Oaktree Agent and the Granite Agent;

vi.            true, correct and complete copies of the fully executed Oakatree Loan Agreement, the other Oaktree Loan Documents and the amendment to the Granite Loan Agreement, each in form and substance reasonably satisfactory to the Agent;

vii.            a counterpart to the Omnibus Joinder executed and delivered by Holdings;

viii.            a completed amended and restated Perfection Certificate, dated as of the Amendment Effective Date, executed and delivered by the Obligors, together with all attachments contemplated thereby;

ix.            results of a recent Lien search with respect to each Obligor, with the results of such searches to be satisfactory to Agent;

x.            a certificate duly executed by the Secretary or Assistant Secretary or other appropriate officer, manager or director, of each Obligor which shall (A) certify the resolutions of its board of directors, managers, members or other body authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Senior Officers or managers of such Obligor authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the Organizational Documents of such Obligor certified, if applicable, by the relevant authority of the jurisdiction of formation, and a good standing certificate as of a recent date for such Obligor from its jurisdiction of formation;

xi.            a Notice of Borrowing and such other information as Agent requests in connection with the funding of any loans on the Amendment Effective Date;

xii.            executed opinion of counsel to the Obligors, in form and substance reasonably satisfactory to Agent and covering such matters relating to this Amendment; and

xiii.            all documentation and other information about the Obligors as shall have been requested in writing by Agent prior to the Amended Effective Date that it shall have determined is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations;

b.            before and after giving effect to this Amendment, no Default or Event of Default shall exist or have occurred and be continuing as of the Amendment Effective Date;

c.            the Merger shall have been or, substantially concurrently with the execution of this Amendment, consummated in accordance with the terms of the Merger Agreement in all material respects;

d.            all of the representations, warranties and certifications of or on behalf of the Obligors contained in Section 3 hereof and set forth in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects (or in all respects if already qualified by materiality or Material Adverse Effect) on and as of the Amendment Effective Date (in each case both immediately before and immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if already qualified by materiality or Material Adverse Effect) as of such earlier date; and

e.            the Obligors shall have paid on or before the Amendment Effective Date any and all fees required to be paid pursuant to this Amendment and the Loan Agreement and all Lender Expenses incurred by Agent and the Lenders in connection with this Amendment, including, without limitation, the reasonable fees and expenses of Alston & Bird LLP, counsel to the Agent.

The Obligors shall be deemed to represent and warrant to Agent that each of the foregoing conditions have been satisfied upon the release of their respective signatures to this Amendment.

5.            Borrower’s Reaffirmation. Effective prior to and after the consummation of the Merger, the Borrower hereby expressly (i) reaffirms all its obligations, indebtedness, covenants, and liabilities under the Loan Agreement and the other Loan Documents, including, without limitation, the obligation to pay all Term Loans, interest thereon and all other Obligations on the terms set forth in the Loan Documents, all indemnities set forth in the Loan Documents, and all other obligations of the Borrower under the Loan Agreement and (ii) ratifies, confirms, and acknowledges the Liens, encumbrances and security interests granted to the Agent and agrees that such Liens, encumbrances, security interests and assignments shall continue in full force and effect to secure the payment of the Obligations.

6.            Post-Closing Covenant.

a.            No later than thirty (30) days after the Amendment Effective Date (or such later date as Agent shall agree in its sole discretion), deliver a Control Agreement for each Deposit Account (other than any Excluded Account (as such term is defined in the Security Agreement)) maintained by any Obligor as of the Amendment Effective Date to the extent not delivered prior to the Amendment Effective Date.

b.            No later than ten (10) days after Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), deliver to the Agent original copies of the stock certificate representing 100% of the issued and outstanding Equity Interests of the Borrower held by Holdings and related stock power, all in form and substance reasonably satisfactory to the Agent.

c.            No later than thirty (30) days after the Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), deliver a Collateral Access Agreement for each leased property or other location where Collateral is stored or located at any time.

d.            No later than thirty (30) days after the Amendment Effective Date (or such later date as the Agent shall agree its sole discretion), deliver to the Agent insurance certificates and related endorsements for the applicable insurance policies, evidencing (i) the addition of the Agent and its successors and assigns, as additional insured and/or lender loss payee, as applicable, under the applicable insurance policies and (ii) that the Agent and its successors and assigns, will be given notice of any cancellation of each applicable insurance policy, in each case, in form and substance reasonably satisfactory to the Agent.

e.            No later than five (5) days after the Amendment Effective Date (or such later date as Agent shall agree its sole discretion), deliver to Agent amended operating agreements for Pinstripes Hillsdale LLC and Pinstripes Illinois, LLC, incorporating “pledge” provisions reasonably satisfactory to Agent.

7.            No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement and the other Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein. On and after the Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in any other Loan Document (including any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment) to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby. On and after the Amendment Effective Date, each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement, as amended by this Amendment. This Amendment shall constitute a Loan Document.

8.            Reaffirmation of Obligors. Each Obligor hereby consents to the amendment of the Existing Loan Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Existing Loan Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Obligor hereby confirms that (a) the existing security interests granted by such Obligor in favor of Agent pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations and (b) the existing guaranties provided by such Obligor in favor of Agent pursuant to the Loan Documents shall continue to guarantee the Obligations under the Loan Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

9.            Release. Each Obligor hereby acknowledges and agrees that, as of the date hereof: (a) neither it nor any of its Subsidiaries has any claim or cause of action against Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) under or pursuant to the Loan Agreement or any other Loan Document and (b) Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors and all of their Subsidiaries under or pursuant to the Loan Agreement and any other Loan Document. Notwithstanding the foregoing, Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge Agent and the Lenders, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Terms Loans or other advances, or the management of such Term Loans or other advances or the Collateral (collectively, the “Released Claims”). Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party which would constitute a Released Claim or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a Released Claim by any Releasor against any Released Party which would not be released hereby.

10.            Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment and by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. Notwithstanding anything provided for in any of the Loan Documents, the words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.            Complete Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Loan Agreement.

12.            Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[signatures on next page]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWER:

PINSTRIPES, Inc.

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	Chief Executive Officer

GUARANTORS:

PINSTRIPES HILLSDALE LLC

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	Chief Executive Officer

PINSTRIPES AT PRAIRIEFIRE, INC.

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	Chief Executive Officer

PINSTRIPES ILLINOIS, LLC

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	Chief Executive Officer

AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:	/s/ Vaibhav Kumar
Name:	Vaibhav Kumar
Title:	Partner

LENDERS

Spearhead Insurance Solutions IDF, LLC – Series SCL

By: Spearhead IDF Partners, LLC, its Manager

By:	/s/ Ken Foley
Name:	Ken Foley
Title:	Managing Member

SILVERPEAK SPECIAL SITUATIONS LENDING LP

By:	/s/ Vaibhav Kumar
Name:	Vaibhav Kumar
Title:	Partner